EXHIBIT 13





                                October 12, 1984


   PALLAS FINANCIAL
   SERVICES, INC.


   Monitrend Timing Fund
   222 Bridge Plaza South
   Fort Lee, NJ  07024

   Gentlemen:

             The undersigned hereby represents and warrants, in connection with the purchase of 1,667 shares of beneficial interest (the "Shares") at a price of $15.00 per share of Monitrend Timing Fund (the "Fund") on October 12, 1984 that such purchase was made for investment and not for distribution thereof and that the undersigned has no present intention to redeem or dispose of the Shares.

             The undersigned further agrees that, in the event the Shares are redeemed prior to the completion of the amortization of the Fund's organizational expenses, the Shares being redeemed shall bear the proportionate share of such unamortized organizational expenses.

                                      Very truly yours,

                                October 12, 1984


   PALLAS FINANCIAL
   SERVICES, INC.
   Monitrend Timing Fund
   222 Bridge Plaza South
   Fort Lee, NJ  07024

   Gentlemen:

             The undersigned hereby represents and warrants, in connection with the purchase of 4,333 shares of beneficial interest (the "Shares") at a price of $15.00 per share of Monitrend Timing Fund (the "Fund") on October 12, 1984 that such purchase was made for investment and not for distribution thereof and that the undersigned has no present intention to redeem or dispose of the Shares.

             The undersigned further agrees that, in the event the Shares are redeemed prior to the completion of the amortization of the Fund's organizational expenses, the Shares being redeemed shall bear the proportionate share of such unamortized organizational expenses.

                                      Very truly yours,

   GREENWICH MONITREND CORP.


                                October 12, 1984


   Monitrend Timing Fund
   222 Bridge Plaza South
   Fort Lee, NJ  07024

   Gentlemen:

             The undersigned hereby represent and warrants, in connection with the purchase of 334 shares of beneficial interest (the "Shares") at a price of $15.00 per share of the Monitrend Timing Fund (the "Fund") on October 12, 1984 that such purchase was made for investment and not for distribution thereof and that the undersigned has no present intention to redeem or dispose of the Shares.

             The undersigned further agrees that, in the event the Shares are redeemed prior to the completion of the amortization of the Fund's organizational expenses, the Shares being redeemed shall bear the proportionate share of such unamortized organizational expenses.

                                      Very truly yours,



                                      Eliot Black

                                October 12, 1984


   PALLAS FINANCIAL
   CORPORATION


   Monitrend Timing Fund
   222 Bridge Plaza South
   Fort Lee, NJ  07024

   Gentlemen:

             The undersigned hereby represents and warrants, in connection with the purchase of 334 shares of beneficial interest (the "Shares") at a price of $15.00 per share of Monitrend Timing Fund (the "Fund") on October 12, 1984 that such purchase was made for investment and not for distribution thereof and that the undersigned has no present intention to redeem or dispose of the Shares.

             The undersigned further agrees that, in the event the Shares are redeemed prior to the completion of the amortization of the Fund's organizational expenses, the Shares being redeemed shall bear the proportionate share of such unamortized organizational expenses.

                                      Very truly yours,



                                      Phillip R. Verrill
                                      President